EXHIBIT 32.1
                                                                    ------------

                                  CERTIFICATION
                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)
         In connection with the Quarterly Report on Form 10-Q of eLEC Communications Corp. (the "Company") for the quarter ended May 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Paul H. Riss, as Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



Date:  July 14, 2006                          By:    /s/ Paul H. Riss
                                                     --------------------
                                                     Paul H. Riss
                                                     Chief Executive Officer and
                                                     Chief Financial Officer


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         This  certification  accompanies each Report pursuant to ss. 906 of the
Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.

         A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.




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